Exhibit 10.4

Massachusetts Institute of Technology

and

Liberty Defense Technologies, Inc

SECOND AMENDMENT

This Second Amendment, effective as of March 28, 2019 is made by and between the Massachusetts Institute of Technology, a nonprofit research institution having a principal address at 77 Massachusetts Avenue, Cambridge, MA 02139 (“MIT”) and Liberty Defense Technologies, Inc (“COMPANY”), a Georgia corporation, with a principal place of business at 2 Sun Court, Suite 230, Peachtree Comers, GA 30092 (each individually a “Party” and collectively the “Parties”) and amends that certain Exclusive Patent License Agreement between the Parties dated as of September 10, 2018, (the “LICENSE AGREEMENT”) (MIT No. 4915113). Capitalized terms used herein without definition shall have the meaning given such terms in the LICENSE AGREEMENT.

WHEREAS, MIT and COMPANY executed a First Amendment to the LICENSE AGREEMENT on March 4, 2019 to update Appendix A;

WHEREAS, MIT and COMPANY wish to further amend the LICENSE AGREEMENT;

NOW, THEREFORE, the Parties agree as follows:

1.	Section 3.l(c) of the LICENSE AGREEMENT is hereby deleted in its entirety and replaced with the following:

(c) COMPANY shall develop an engineering prototype on or before October 1, 2019.

2.	Except as specifically amended herein, the terms and conditions of the LICENSE AGREEMENT shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Second Amendment to be executed by their duly authorized representatives as of March 28, 2019.

MASSACHUSETTS INSTITUTE OF TECHNOLOGY		LIBERTY DEFENSE TECHNOLOGIES, INC.

By:	/s/John H. Turner, Jr.	By:	/s/William E. Riker Jr.
Name:	John H. Turner, Jr.	Name:	William E. Riker Jr.
Title:	Senior Associate Director	Title:	CEO